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                                                                    EXHIBIT 4.3

THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF (COLLECTIVELY, THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT UNDER THE ACT WITH RESPECT TO THE SECURITIES OR DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT OR UNLESS SOLD IN FULL COMPLIANCE WITH RULE 144 UNDER THE ACT.

Date of Issuance: _________________


                   FORM OF WARRANT TO PURCHASE COMMON STOCK

                                      OF

                            JMAR TECHNOLGIES, INC.


      JMAR Technologies, Inc., a Delaware corporation (the "Company"), hereby certifies that, for value received, __________________________ (including any successors and assigns, the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time, before 5:00 PM, Eastern time on January ___, 2010 (the "Expiration Date") up to _____________ shares of Common Stock of the Company (the "Warrant Shares"), subject to adjustment as provided herein. The purchase price per share of such Common Stock upon exercise of this Warrant shall be $1.38 (the "Exercise Price"), subject to adjustment as provided herein.

      This Warrant has been issued concurrently with certain shares of the Company's Common Stock pursuant to a certain Securities Purchase Agreement of even date herewith (the "Purchase Agreement") by and among the Company and the Holder.

      1. Exercise Period. This Warrant may be exercised by the Holder at any time or from time to time after the Date of Issuance noted above but before 5:00 PM, Eastern time on the Expiration Date.

      2.    Exercise of Warrant.

            2.1 Exercise. This Warrant may be exercised in full or in part by the Holder with respect to any or all of the Warrant Shares by surrender of this Warrant, together with the form of subscription attached hereto as
Schedule 1, duly executed by the Holder, to the Company at its principal office, accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, of the aggregate Exercise Price for the Warrant Shares to be purchased hereunder. For any partial exercise hereof, the Holder shall designate in a notice of exercise or net issue election notice that number of shares of Common Stock that such Holder wishes to purchase. On any such partial exercise, the Company at its expense shall forthwith

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issue and deliver to the Holder a new warrant of like tenor, in the name of the
Holder, which shall be exercisable for such number of shares of Common Stock represented by this Warrant which have not been purchased upon such exercise.

            2.2 Net Exercise. This Warrant may be exercised by the Holder through a cashless exchange by delivery and surrender of this Warrant with the form of subscription attached hereto as Schedule 1 duly executed. In such event, Holder shall receive that number of Warrant Shares in exchange for the Warrant, or portion thereof, computed using the following formula:

            X = Y (A - B)
                ---------
                    A

      where:      X =   the number of shares of Warrant Shares to be issued to
                        the Holder;

                  Y = the number of shares of Warrant Shares requested to be exercised under this Warrant;

                  A = the Market Value (as defined below) of one (1) share of the Warrant Shares on the date of exercise; and

                  B = the Exercise Price (as adjusted pursuant to the terms of this Warrant).

For purposes hereof, the "Market Value" of the Warrant Shares as of a particular date shall be determined as follows: (i) if traded on a national securities exchange or through the Nasdaq Stock Market, the Market Value shall be deemed to be the volume weighted average trading price of the Warrant Shares on such exchange for the five (5) trading days immediately prior to the date of exercise indicated in the form of subscription (or if no reported sales took place on such day, the last date on which any such sales took place prior to the date of exercise); and (ii) if traded over-the-counter only and not on the Nasdaq Stock Market, the Market Value shall be deemed to be the average of the closing bid and asked prices over the five (5) trading days immediately prior to the date of exercise indicated in the form of subscription (or if no reported sales took place on such day, the last date on which any such sales took place prior to the date of exercise). If the Warrant Shares are not traded on the over-the-counter market or through the Nasdaq Stock Market or on an exchange, this Warrant may be exercised by the Holder through a cashless exchange as described above but the Market Value per share of the Warrant Shares shall be the price per share of the Warrant Shares that the Company could obtain from a willing buyer for Warrant Shares sold by the Company as such price shall be determined in good faith by the Company's Board of Directors (the "Board").

      3. Effective Date of Exercise. The exercise of this Warrant pursuant to Section 2 shall be deemed to have been effected immediately prior to the close of business on the business day on which this Warrant is surrendered to the Company as provided in Section 2, or on such later date as is specified in the form of subscription, and at such time the person in whose name any certificate for shares of Common Stock shall be issuable upon such exercise, as provided in Section 4, shall be deemed to be the record holder of such Common Stock for all purposes.

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      4.    Delivery on Exercise.  As soon as practicable after the exercise of this Warrant in full or in part pursuant to Section 2, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder, or as the Holder may direct, a certificate or certificates for the number of fully paid and nonassessable full shares of Common Stock to which the Holder shall be entitled on such exercise, together with cash, in lieu of any fraction of a share, equal to such fraction of the Market Value of one full share of Common Stock.

      5. Adjustments. The number and kind of shares of Common Stock (or any shares of stock or other securities which may be) issuable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

            5.1 Dividends, Distributions, Stock Splits or Combinations. If the Company shall at any time or from time to time after the date hereof (a) make or issue, or fix a record date for the determination of holders of Common Stock (or any shares of stock or other securities which may be issuable upon the exercise of this Warrant) entitled to receive, a dividend or other distribution payable in additional shares of common or preferred stock (as the case may be), (b) subdivide its outstanding shares of Common Stock (or any shares of stock or other securities which may be issuable upon the exercise of this Warrant) into a larger number of shares of Common Stock (or any shares of stock or other securities which may be issuable upon the exercise of this Warrant) or (c) combine its outstanding shares of Common Stock (or any shares of stock or other securities which may be issuable upon the exercise of this Warrant) into a smaller number of shares of Common Stock (or any shares of stock or other securities which may be issuable upon the exercise of this Warrant), then and in each such event the Exercise Price then in effect and the number of shares issuable upon exercise of this Warrant shall be appropriately adjusted.

            5.2 Reclassification or Reorganization. If the Common Stock (or any shares of stock or other securities which may be) issuable upon the exercise of this Warrant shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for in Section 5.1 above, or a reorganization, merger, consolidation or sale of assets provided for in
Section 5.3 below), then and in each such event the Holder shall be entitled to receive upon the exercise of this Warrant the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change to which a holder of the number of shares of Common Stock (or any shares of stock or other securities which may be) issuable upon the exercise of this Warrant would have received if this Warrant had been exercised immediately prior to such reorganization, reclassification or other change, all subject to further adjustment as provided herein.

            5.3 Merger, Consolidation or Sale of Assets. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 5) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's assets and properties to any other person or entity, then as a

                                       3
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part of such reorganization, merger, consolidation or sale, provision shall be made so that the Holder shall thereafter be entitled to receive upon the exercise of this Warrant, the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such reorganization, merger, consolidation or sale, to which a holder of the number of shares of Common Stock (or any shares of stock or other securities which may be) issuable upon the exercise of this Warrant would have received if this Warrant had been exercised immediately prior to such reorganization, merger, consolidation or sale.

            5.4 Notice of Adjustments and Record Dates. The Company shall promptly notify the Holder in writing of each adjustment or readjustment of the Exercise Price and the number of shares of Common Stock (or any shares of stock or other securities which may be) issuable upon the exercise of this Warrant. Such notice shall state the adjustment or readjustment and show in reasonable detail the facts on which that adjustment or readjustment is based. In the event of any taking by the Company of a record of the holders of Common Stock (or any shares of stock or other securities which may be issuable upon the exercise of this Warrant) for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Company shall notify Holder in writing of such record date at least twenty (20) days prior to the date specified therein.

            5.5 When Adjustments to be Made. No adjustment in the Exercise Price shall be required by this Section 5 if such adjustment either by itself or with other adjustments not previously made would require an increase or decrease of less than one percent (1%) in such price. Any adjustment representing a change of less than such minimum amount which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 5 and not previously made, would result in a minimum adjustment. Notwithstanding the foregoing, any adjustment carried forward shall be made no later than ten (10) business days prior to the Expiration Date. All calculations under this Section 5.5 shall be made to the nearest cent. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

            5.6 Certain Other Events. If any change in the outstanding Common Stock (or any shares of stock or other securities which may be issuable upon the exercise of this Warrant) or any other event occurs as to which the other provisions of this Section 5 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holder of the Warrant in accordance with such provisions, then the Board shall make an adjustment in the number and class of shares available under this Warrant, the Exercise Price or the application of such provisions, so as to protect such purchase rights as aforesaid. The adjustment shall be such as will give the Holder, upon exercise of this Warrant, the same aggregate Exercise Price and the same total number, class and kind of shares as the Holder would have owned had this Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment.

      6. Replacement of Warrants. On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (a) in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or (b) in the case of any

                                       4
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such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver to the Holder, in lieu thereof, a new warrant of like tenor.

      7. No Rights or Liability as a Stockholder. This Warrant does not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company. No provisions hereof, in the absence of affirmative action by the Holder to purchase Common Stock, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder as a stockholder of the Company.

      8.    Representations of Holder.

      The Holder hereby represents, covenants and acknowledges to the Company that:

                  (1) this Warrant and the Warrant Shares are "restricted securities" as such term is used in the rules and regulations under the Act, and that this Warrant and the Warrant Shares have not been registered under the Securities Act of 1933, as amended;

                  (2) the Holder has read, and fully understands, the terms of this Warrant set forth on its face and the attachments hereto, including the restrictions on transfer contained herein;

                  (3) the Holder is purchasing for investment for his, her or its own account and not with a view to or for sale in connection with any distribution of this Warrant or the Warrant Shares and he, she or it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws;

                  (4) the Holder is an "accredited investor" within the meaning of paragraph (a) of Rule 501 of Regulation D promulgated by the Securities and Exchange Commission and/or has such knowledge and experience in financial and business matters such that the Holder is capable of evaluating the merits and risks of the investment in this Warrant and the Warrant Shares; and

                  (5) the Holder (i) has received all information the Holder has requested from the Company and considers necessary or appropriate for deciding whether to acquire this Warrant and the Warrant Shares, and (ii) has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of this Warrant and the Warrant Shares and to obtain any additional information necessary to verify the accuracy of the information given to the Holder.

      9. Reservation of Common Stock. The Company hereby covenants that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of shares of Common Stock or other shares of capital stock of the Company as are from time to time issuable upon exercise of this Warrant and, from time to time, will take all steps necessary to amend its Certificate of Incorporation to provide sufficient reserves of shares of Warrant Shares issuable upon exercise of this Warrant. All such shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except encumbrances or restrictions arising under federal

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or state securities laws. Issuance of this Warrant shall constitute full authority to the Company's officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Warrant Shares upon the exercise of this Warrant.

      10. Registration Rights. The Common Stock (or any shares of stock or other securities which may be) issuable upon the exercise of this Warrant shall be deemed to be Registrable Securities (as such term is defined in that certain Registration Rights Agreement by and among the Company and the Holder, dated January 25, 2005, as amended from time to time (the "Rights Agreement")) and the Holder (including any successors and assigns) shall be added as a party to the Rights Agreement.

      11.   Miscellaneous.

            11.1 Transfer of Warrant. This Warrant shall not be transferable or assignable by the Holder without the express written consent of the Company. Notwithstanding the foregoing, Holder may assign or transfer this Warrant (but only with all related obligations) to (a) one or more of Holder's "affiliates" (as such term is defined in Rule 501 of Regulation D promulgated under the Act) or (b) to a Permissible Transferee (as such term is defined in the Purchase Agreement); provided, however, that (i) Holder provides the Company with written notice of the transfer within a reasonable time after such transfer, which notice shall include the name and address of such transferee or assignee and (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of the Warrant. Upon such transfer in accordance with this Section 11.1, such transferee or assignee shall have the rights and obligations of Holder under this Warrant.

            11.2 Notices. Any and all notices or other communications or deliveries require or permitted to be provided hereunder shall be in writing and shall be deemed given and effective when delivered in the manner set forth in Section 6(c) of the Purchase Agreement.

            11.3 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

            11.4 Amendments and Waivers. Any term of this Warrant may be amended and the observance of any other term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and holders of a majority in interest of the Warrant Shares issuable upon exercise of Warrants issued pursuant to the Purchase Agreement, provided, that (x) any such amendment or waiver must apply to all Warrants issued pursuant to the Purchase Agreement; and (y) neither the number of Warrant Shares subject to this Warrant, the Exercise Price nor the Expiration Date may be amended, nor may the right to exercise this Warrant be altered or waived, without the written consent of the Holder. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of any Warrant Shares issued or issuable pursuant to the Purchase Agreement.

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            11.5  No Impairment.  Except and to the extent as waived or consented to by the Holder, the Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

            11.6 Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

            11.7 Governing Law. This Warrant shall be governed by and construed and in accordance with, the laws of the State of Delaware.

            11.8 Counterparts. This Warrant may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            11.9 Headings. The headings in this Warrant are for purposes of convenience in reference only, and shall not be deemed to constitute a part hereof.

                 [Remainder of Page Intentionally Left Blank.]

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      IN WITNESS WHEREOF, the undersigned have caused this Warrant to be executed by its officers thereunto duly authorized.

COMPANY:                            JMAR TECHNOLOGIES, INC.,
                                    a Delaware corporation

                                    By: __________________________________
                                    Name: Ronald A. Walrod
                                    Title: President and Chief Executive
                                    Officer

HOLDER:                             POINTSOURCE TECHNOLOGIES, LLC

                                    By: _________________________________
                                    Name: Salah M. Hassanein
                                    Title: Chief Executive Officer

[SIGNATURE PAGE TO WARRANT TO PURCHASE COMMON STOCK OF JMAR TECHNOLOGIES, INC.]

                                  SCHEDULE 1

                             FORM OF SUBSCRIPTION

                  (To be signed only on exercise of Warrant)

To:   JMAR TECHNOLOGIES, INC.


      The undersigned, the holder of the Warrant attached hereto, hereby irrevocably elects to exercise the purchase rights represented by such Warrant for, and to purchase thereunder, ____________* shares of common stock of JMAR Technologies, Inc., and herewith makes payment of $__________ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to ________________________________, whose address is
____________________________.

                                           ____________________________________
                                           (Signature must conform in all
                                           respects to name of the Holder as
                                           specified on the face of the Warrant)

                                           ____________________________________
                                                        (Print Name)

                                           ____________________________________
                                                          (Address)

Dated:_______________________

________________

* Insert here the number of share as to which the Warrant is being exercised.